                                                                Exhibit 10.27(a)

Silicon Valley Bank   45 William Street, Suite 120, Wellesley, MA 02181
617-431-9901


                                              November 16, 1993

Mr. William Price
Vice President, Finance
Mediqual Systems, Inc.
1900 West Park Drive, Suite 120
Westborough, MA 01581

Dear Bill:

     We are pleased to inform you that Silicon Valley Bank ("Bank") has approved a fixed asset line of credit of $1,000,000 for the use of Mediqual Systems, Inc. (the "Company") subject to the following terms and to the Bank's periodic review. Drawings under this line will be permitted through 6/30/94, at which time the line will convert to a term loan. Repayment will be scheduled such that the amount outstanding at the end of this drawdown period shall be repaid in 36 equal monthly installments of principal beginning on 7/5/94. The commitment shall not become effective unless and until an executed copy of this letter together with all necessary accompanying documentation as well as the facility fee described below has been returned to the Bank, which must take place within 21 days from the date of this letter.

     Borrowings under the equipment line shall be secured by all corporate assets, except for specific assets financed elsewhere. The maximum available borrowings under this line will be the lesser of $1,000,000 or an 80% advance rate against the invoice price of approved equipment purchased after 6/1/93, not including software, taxes, shipping costs, and installation fees. You agree to provide the Bank with copies of these invoices.

     Borrowings under this line shall bear interest at a rate per annum equal to the Prime Rate plus 1 1/2%. The "Prime Rate" means the rate from time to time announced and made effective by the Bank as its Prime Rate. The Company's borrowing rate shall change as the Prime Rate changes. A facility fee of $4,000 as well as any out-of-pocket expenses incurred by the Bank in connection with establishment of this credit facility must be paid at the time the documents are returned to the Bank. Interest will be charged monthly in arrears and is calculated on the basis of a 360-day year. The Bank shall be authorized to debit the Company's principal account or any other account maintained by the Company with the Bank for any principal, interest or fees associated with the Company's credit facility without prior notice.

     Any advances hereunder or renewal hereof will be made only if in the opinion of the Bank there exists no default under any loan documentation executed by you with the Bank. A default is defined in the accompanying Promissory Note dated November 16, 1993.

     The Bank reserves the right to have performed from time to time an examination of the Company's books and records by an agent of the Bank. The Company agrees to pay for the cost of this examination, which will be capped at $2,000.

     So long as this commitment remains outstanding, the Company agrees to maintain the following covenants as well as any other covenants:

     1. PROFITABILITY - (Tested Quarterly)

     To report annual net income of not less than $2,000,000 in FY94.

     To not report two consecutive loss quarters, and no one loss quarter in excess of $500,000.

     2. MINIMUM EQUITY - (Tested Monthly) Have a minimum Tangible Capital Base
(TCB) of:

($3,000,000) from 9/30/93 through 7/30/94:
($2,000,000) from 7/31/94 through 10/30/94;
($1,500,000) from 10/31/94 through 1/30/95;
($1,000,000) from 1/31/95 and thereafter.

     TCB is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Bank) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

     3. LIQUIDITY - (Tested Monthly) Minimum cash plus net accounts receivable greater than total Bank borrowings outstanding.

     4. Not directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of the Company's assets except in favor of the Bank, except for specific assets financed elsewhere.

     5. To provide the Bank with duplicate unaudited monthly financial statements prepared in accordance with generally accepted accounting principles and duplicate audited annual (consolidated and consolidating) financial statements certified by public accountants to be received 25 and 90 days respectively after the close of the period.

     6. To provide the Bank with a copy of the annual management letter provided by the Company's auditors and with copies of all legal process served upon the Company.

     7. Maintain adequate fire and liability insurance satisfactory to the Bank, a copy of which shall be forwarded to the Bank.

     8. Not to participate in any merger or consolidation or to pay any dividends without the Bank's consent.

     9. Not to dispose of any material assets other than in the ordinary course of business without the Bank's consent.

     10. To file all tax returns and to pay all taxes due.

     11. Not to invest in any speculative securities other than instruments acceptable to the Bank.

     12. Not to incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank or b) indebtedness incurred for the purchase or lease of equipment in an aggregate amount not exceeding $500,000 at any given point in time.

     13. Not to be in material default of any other loan agreement with any other lender.

     14. To remain a duly organized corporation under the laws of Delaware, and not to file for protection under the Bankruptcy Code.

     15. All legal fees incurred will be for the account of the Borrower.

     16. To reimburse the Bank for any reasonable expenses incurred by the Bank to enforce the terms of this obligation.

     17. Prior to closing you agree to provide the Bank with Articles of Incorporation and a Certificate of Good Standing from the appropriate state authorities.

     If the Bank waives any rights under this Agreement, it will not affect any future action the Bank may wish to take. This Agreement shall be binding upon any of the Company's successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement.

     It is our understanding that the Company will consider the Silicon Valley Bank to be its primary Bank. Among other things, the Company agrees to use its Silicon Valley Bank account as its primary disbursement account and to maintain a reasonable portion of its excess funds in Silicon Valley Bank money market accounts or certificates of deposit.

     We are delighted to expand our relationship with Mediqual Systems and look forward to many successful years of working together.

                                                   Sincerely,

                                                   /s/ Mark Pasculano

                                                   Mark Pasculano
                                                   Assistant Vice President
                                                   Technology Division

enclosures:

     1.   Promissory Note
     2.   Security Documents
     3.   Certificate of Compliance
     4.   Other ancillary forms and documents

Agreed and Accepted this 16th day of Dec., 1993.

By: /s/ William C. Price
    --------------------
Title:   CFO
       -----------------

                                 PROMISSORY NOTE
================================================================================
Borrower: MEDIQUAL SYSTEMS, INC.            Lender: SILICON VALLEY BANK
          1900 West Park Drive, Suite 120           Loan Production Office
          Westborough, MA 01581                     Wellesley Office Park
                                                    45 William Street, Suite 170
                                                    Wellesley, MA 02181
===============================================================================

Principal Amount: $1,000,000.00  Initial Rate: 7.500%  Date of Note: November 16, 1993


PROMISE TO PAY. MEDIQUAL SYSTEMS, INC. ("Borrower") promises to pay to SILICON VALLEY BANK, a California bank with a loan production office in Wellesley, Massachusetts ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     Borrower shall make regular monthly payments of accrued unpaid interest beginning December 5, 1993, and all subsequent interest payments are due on the same day of each month after until June 5, 1994. In additional to the monthly interest payments, and beginning as of July 5, 1994, Borrower will make even payments of principal equivalent to 1/36th of the outstanding principal balance of this Note as of June 30, 1994. The final payment due on June 5, 1997 will be for all outstanding principal and accrued unpaid interest.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at 3000 Lakeside Drive, Santa Clara, California 95054. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the prime rate is adjusted by Silicon Valley Bank. The Index currently is 6.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of
1.500 percentage points over the Index, resulting in an initial rate of 7.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

INSOLVENT.  Insolvent is defined as failing to pay debts as they become due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender and such failure to perform continues for 10 days following notice from Lender to Borrower. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents and such failure to perform continues for 10 days following notice from Lender to Borrower. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor other than Bank tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 3 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. At Borrower's expense, Lender may hire or pay someone else to help collect this Note if Borrower does not pay. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

LINE OF CREDIT. This Note evidences a revolving line of credit until June 30, 1994 only. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing.

Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time absent manifest error may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

REQUEST TO DEBIT ACCOUNTS. Borrower will regularly deposit all funds received from its business activities in accounts maintained by Borrower at Silicon Valley Bank. Borrower hereby requests and authorizes Lender to debit any of Borrower's accounts with Lender, specifically, without limitation, Account Number ____________, for payments of interest and principal due on the loan and any other obligations owing by Borrower to Lender. Lender will notify Borrower of all debits which Lender makes against Borrower's accounts.

ADVANCE RATE. Funds shall be advanced under this Note according to an advance rate, as determined by Lender, defined as follows: Eighty percent (80%) of invoice amounts on equipment purchased after June 1, 1993. Borrower shall provide Lender with copies of invoices at the time of each advance request.

RELATED DOCUMENTS. Any documents relating to this credit or any other relationship between Borrower and Lender.

LETTER AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement dated November 16, 1993 between Borrower and Lender, which Business Loan Agreement is incorporated herein by reference. Notwithstanding the foregoing, the paragraph entitled "Borrowing Base Formula" does not apply and accordingly, advances under this Note shall be made pursuant to its availability under the Advance Rate as herein provided.

LOAN FEE. This Note is subject to a loan fee in the amount of Four Thousand and 00/100 Dollars ($4,000.00).

WAIVERS AND GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. To the extent permitted by applicable law, all such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. THIS NOTE IS EXECUTED UNDER SEAL. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

MEDIQUAL SYSTEMS, INC.

By: /s/ William C. Price
    --------------------
Name: William C. Price        , Title:  CFO
      ------------------                -----

===============================================================================
Variable Rate. Line of Credit. LASER PRO, Reg. U.S. Pat. & T.M. Off. Ver. 3.16d(c) 1993 CFI ProServices, Inc. All rights reserved. [MA-D20 MEDIQ2.LN G1.OVL]

                          COMMERCIAL SECURITY AGREEMENT
================================================================================
Borrower: MEDIQUAL SYSTEMS, INC.            Lender: SILICON VALLEY BANK
          1900 West Park Drive, Suite 120           Loan Production Office
          Westborough, MA 01581                     Wellesley Office Park
                                                    45 William Street, Suite 170
                                                    Wellesley, MA 02181
===============================================================================

THIS COMMERCIAL SECURITY AGREEMENT is entered into between MEDIQUAL SYSTEMS, INC. (referred to below as "Grantor"); and SILICON VALLEY BANK (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     AGREEMENT. The word "Agreement" means this Commercial Security Agreement together with all exhibits and schedules attached to the Commercial Security Agreement from time to time, if any, as amended from time to time.

     COLLATERAL. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

          INVENTORY, CHATTEL PAPER, ACCOUNTS, CONTRACT RIGHTS, DEPOSIT ACCOUNTS, DOCUMENTS, INSTRUMENTS, EQUIPMENT, GENERAL INTANGIBLES AND FIXTURES

     In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

          (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

          (b) All products and produce of any of the property described in this Collateral section.

          (c) All accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property describe in this Collateral section.

          (d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

          (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

     EVENT OF DEFAULT. The words "Event of Default" mean and include any of the Events of Default set forth below in section titled "Events of Default."

     GRANTOR. The word "Grantor" means MEDIQUAL SYSTEMS, INC., its successors and assigns.

     GUARANTOR. The word "Guarantor" means and includes without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

     INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

     LENDER. The word "Lender" means SILICON VALLEY BANK, its successors and assigns.

     NOTE. The word "Note" means the notes, letters of credits or credit agreements in any principal amount from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the notes or credit agreements.

     RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

OBLIGATIONS OF GRANTOR.  Grantor warrants and covenants to Lender as follows:

     PERFECTION OF SECURITY INTEREST. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the assumed business names of Grantor. THIS IS A CONTINUING SECURITY AGREEMENT AND WILL CONTINUE IN EFFECT EVEN THOUGH ALL OR ANY PART OF THE INDEBTEDNESS IS PAID IN FULL AND EVEN THOUGH FOR A PERIOD OF TIME GRANTOR MAY NOT BE INDEBTED TO LENDER. This Security Agreement will be cancelled if at maturity, all indebtedness to Lender is paid in full.

     NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

     ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, contract rights, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

     LOCATION OF THE COLLATERAL. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or leased by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender.

     REMOVAL OF COLLATERAL. Grantor shall keep the Collateral (or the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the Commonwealth of Massachusetts, without the prior written consent of Lender.

     TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the securities interests granted under this Agreement.

     TITLE. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

     COLLATERAL SCHEDULES AND LOCATIONS. Insofar as the Collateral consists of inventory, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

     MAINTENANCE AND INSPECTION OF COLLATERAL. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

     TAXES, ASSESSMENTS AND LIENS. Grantor will pay when due all taxes, assessments and liens upon the Collateral, it use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

     COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

     HAZARDOUS SUBSTANCES. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conversation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup of other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

     MAINTENANCE OF CASUALTY INSURANCE. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

     APPLICATION OF INSURANCE PROCEEDS. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

     INSURANCE RESERVES. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

     INSURANCE REPORTS. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer, (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and
     (f) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     DEFAULT ON INDEBTEDNESS. Failure of Grantor to make any payment when due on the Indebtedness.

     OTHER DEFAULTS. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor, and such failure to perform continues for 10 days following notice from Lender to Borrower.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

     DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

     INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Massachusetts Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

     ACCELERATE INDEBTEDNESS. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

     ASSEMBLE COLLATERAL. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

     SELL THE COLLATERAL. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

     APPOINT RECEIVER. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right,
     (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

     COLLECT REVENUES, APPLY ACCOUNTS. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chooses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

     OBTAIN DEFICIENCY. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

     OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have any may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alternation or amendment.

     ATTORNEYS' FEES; EXPENSES. Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

     CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     MULTIPLE PARTIES; CORPORATE AUTHORITY. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below is responsible for all obligations in this Agreement.

     NOTICES. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

     POWER OF ATTORNEY. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, only after an Event of Default, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorses any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provisions invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     SUCCESSOR INTERESTS. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a wavier of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

ADDITIONAL PROVISIONS. If any law is passed that requires additional action on the part of Lender, Borrower shall fully cooperate with Lender in complying with the law and accordingly, shall reimburse Lender for all costs and expenses which Lender incurs to comply with the law.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS.

THIS AGREEMENT IS DATED NOVEMBER 16, 1993. THIS COMMERCIAL SECURITY AGREEMENT IS EXECUTED UNDER SEAL.

GRANTOR:

MEDIQUAL SYSTEMS, INC.

By: /s/ William C. Price
    --------------------
Name: William C. Price,    Title:  CFO
      ------------------           ---